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                                                                      EXHIBIT 12

                         CERTIFICATE OF SOLE SHAREHOLDER

      Mercury Asset Management International Ltd., the holder of the shares of common stock indicated below, par value $0.0001 per share, of Mercury U.S. Large Cap Fund, a series of Mercury Asset Management Funds, Inc., a Maryland Corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                    Mercury Asset Management International Ltd.


                                    By: /s/ Consuelo Brooke
                                       ------------------------------


                                    By: /s/ David MF Scott
                                       ------------------------------

Dated: December 1, 1998
      -----------------



       Mercury U.S. Large Cap Fund of Mercury Asset Management Funds, Inc.

---------------------------------------------------------------------------------------------------------------------------------
       Number of Class I                 Number of Class A                Number of Class B                Number of Class C
            Shares                            Shares                           Shares                           Shares
---------------------------------------------------------------------------------------------------------------------------------
            2,500                             2,500                            2,500                            2,500
---------------------------------------------------------------------------------------------------------------------------------